Exhibit (a)(1)(D)

FIFTH THIRD BANCORP

LETTER TO CLIENTS

Offer to Exchange Shares of Common Stock and Cash
for
Depositary Shares
Each Representing a 1/250th Interest in a Share of
8.5% Non-Cumulative Perpetual Convertible Preferred Stock, Series G
(CUSIP No. 316773209)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 17, 2009, UNLESS THE OFFER IS EXTENDED BY US (SUCH DATE AND TIME, AS THE OFFER MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY NOT BE WITHDRAWN AFTER THE DEPOSITARY SHARES HAVE BEEN ACCEPTED FOR EXCHANGE.

To Our Clients:

    We are enclosing herewith the Offer to Exchange, dated May 20, 2009 (the “Offer to Exchange”)  and a letter of transmittal (“Letter of Transmittal”) relating to the offer by Fifth Third Bancorp, an Ohio corporation (the “Company” or “Fifth Third”), to exchange 2,158.8272 shares of the Company’s common stock, no par value (the “Common Stock”) and $7,500 in cash for each set of 250 validly tendered and accepted depositary shares (the “Depositary Shares”) representing a 1/250th ownership interest in a share of 8.5% Non-Cumulative Perpetual Convertible Preferred Stock, Series G, no par value, $25,000 liquidation preference per share (the “Series G Preferred Stock”) on the terms and subject to the conditions described in the Offer to Exchange. Certain terms used but not defined herein have the meanings ascribed to them in the Offer to Exchange. As of May 20, 2009, there were 11,075,000 Depositary Shares representing the Series G Preferred Stock outstanding.

The Exchange Offer is subject to certain conditions. Please see the section of the Offer to Exchange entitled “The Exchange Offer — Conditions to the Exchange Offer.”

We are the holder of your Depositary Shares through our account with The Depository Trust Company (“DTC”).  A tender of Depositary Shares can be made only by us as a DTC participant and pursuant to your instructions.  The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your Depositary Shares held by us for your account.

We request instructions as to whether you wish to tender any or all of the Depositary Shares held by us through our DTC account pursuant to the terms and conditions set forth in the Offer to Exchange and the Letter of Transmittal.

We urge you to read the Offer to Exchange, including the documents incorporated by reference therein, and the Letter of Transmittal carefully before instructing us to tender your Depositary Shares.  You may use the attached form to give your instructions.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE OR CONTACT YOUR REPRESENTATIVE WITH INSTRUCTIONS TO PERMIT US TO TENDER YOUR DEPOSITARY SHARES PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO THE DEPOSITORY TRUST COMPANY PARTICIPANT

To the Participant of The Depository Trust Company:

The undersigned hereby acknowledges receipt of the Offer to Exchange, dated May 20, 2009 (the “Offer to Exchange ”), of Fifth Third Bancorp, an Ohio corporation (“Fifth Third”) and the Letter of Transmittal, which together set forth the terms and conditions of the offer (the “Exchange Offer”) by Fifth Third to exchange 2,158.8272 shares of the Company’s common stock, no par value (the “Common Stock”) and $7,500 in cash for each set of 250 validly tendered and accepted depositary shares (the “Depositary Shares”) representing a 1/250th ownership interest in a share of 8.5% Non-Cumulative Perpetual Convertible Preferred Stock, Series G, no par value, $25,000 liquidation preference per share (the “Series G Preferred Stock”).  Certain terms used but not defined herein have the meanings ascribed to them in the Offer to Exchange.

This will instruct you as to the action to be taken by you, for the account of the undersigned, relating to the Exchange Offer.

The number of Depositary Shares held by you through your account with The Depository Trust Company (“DTC ”) for the account of the undersigned is (fill in amount):                      Depositary Shares.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):


To tender the following Depositary Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal (insert number of Depositary Shares to be tendered, if any): __________ Depositary Shares.*

The number of Depositary Shares beneficially owned by the undersigned that are held by Participants other than you, which the undersigned is tendering for exchange (insert number of Depositary Shares):                      Depositary Shares.

	Not to tender any Depositary Shares held by you for the account of the undersigned.

*	Unless otherwise indicated, the entire number of Depositary Shares indicated above as held by the Participant for the account of the undersigned will be tendered.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):
(Please Print)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date: